SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 2, 2005

United Community Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	No. 0-21656	No. 58-180-7304

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

63 Highway 515, P.O. Box 398
Blairsville, Georgia 30512
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01 Other Events.

     United Community Banks, Inc. (the “Registrant”) has for the past two years had compensation and nominating/corporate governance committees that were each comprised of eight members – all of the Registrant’s independent directors, as defined under Nasdaq Stock Market (“Nasdaq”) Rule 4200, and its two non-management directors that were not independent as defined under Rule 4200. In each of these years, all decisions of the committees have been made unanimously. Thus, all decisions have been approved by all of the Registrant’s independent directors.

     Nasdaq Rule 4350 requires that decisions related to executive compensation and director nominees be made by either (1) a majority of the independent directors, or (2) a committee comprised solely of independent directors. Rather than attempting to comply with the second prong of these rules, which requires compensation decisions and the selection of director nominees to be made by committees comprised solely of independent directors, the Registrant believed it was in compliance with the first prong of these rules by requiring that a majority of its independent directors make such compensation and director nominee decisions. The only purpose for having the committees described above was to exclude the Registrant’s three non-independent directors who currently serve as executive officers of the Registrant from decisions related to executive compensation and director nominations, not to try and use a committee structure to comply with Rule 4350. These three non-independent directors were at no time, members of the compensation and nominating/corporate governance committees.

     Recently Nasdaq notified the Registrant that it interpreted the first prong of Rule 4350 to require that not only must compensation and director nominations decisions be made by a majority of the independent directors, these independent directors must make these decisions either outside of the presence of non-independent directors or only in their presence if the independent directors invited them into their deliberations. Guided by Nasdaq’s interpretation, the Registrant accepted the resignations of its two non-independent directors from the compensation and nominating/corporate governance committees.

     Nonetheless, pursuant to a letter on June 2, 2005, Nasdaq advised the Registrant that it had not been in compliance with Nasdaq’s Rule 4350, but that it is now in full compliance with the rule now that the committees are comprised solely of independent directors. Nasdaq also stated the matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Rex. S. Schuette
Rex S. Schuette
June 6, 2005	Executive Vice President and Chief Financial Officer